Exhibit 3.17

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF JUNE, A.D. 2007, AT 7:10 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC.”.

4378836 8100H	/s/ Jeffrey W. Bullock
100150928	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp. delaware.gov/authver.shtml	AUTHENTICATION: 7815465
DATE: 02-16-10

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State of Delaware
Secretary of State
Division of Corporations
Delivered 07:55 PM 06/26/2007
FILED 07:10 PM 06/26/2007
SRV 070754436 – 4378836 FILE

CERTIFICATE OF INCORPORATION
OF
CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC.

1.                                       The name of the corporation is: Camping World Insurance Services of Kentucky, Inc.

2.                                       The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) of the par value of One Cent ($0.01), all of which are to be of one class designated “Common Stock”.

5.                                       No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

6.                                       No holder of stock of this corporation shall be entitled to any cumulative voting rights.

7.                                       No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold, or to be allotted or sold, and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

8.                                       The business and affairs of the corporation shall be managed under the direction of a Board of Directors consisting of such number as is provided from time to time in the Bylaws of the corporation. The Board of Directors is authorized to make, alter, or repeal the Bylaws of the corporation. Election of directors need not be by ballot.

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9.                                       The name and mailing address of the incorporator is:

Robert T. York

Kaplan, Strangis and Kaplan, P.A.

90 South Seventh Street

Suite 5500

Minneapolis, Minnesota 55402

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 26th day of June, 2007.

INCORPORATOR

/s/ Robert T. York
Robert T. York

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